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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 2, 1998

                        NovaCare Employee Services, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


              000-23343                                  23-2866146
         (Commission File No.)               (IRS Employer Identification No.)

  2621 VAN BUREN AVENUE, NORRISTOWN, PA                    19403
 (Address of Principal Executive Offices)                (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (610) 650-4700

                                      N.A.

         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
On January 15, 1998, NovaCare Employee Services, Inc. (the "Registrant"), AmeriCare Employers Group, Inc. ("AmeriCare"), Paralign Staffing Technologies, Inc. (a wholly owned subsidiary of AmeriCare), Ronald N. Shostack, Kerran L. Shostack, Ian Ackerman, Theresa Conroy and Zanza Personnel, Inc. (collectively the shareholders of AmeriCare) consummated an agreement for Registrant to purchase all of the outstanding stock of AmeriCare (the "Purchase Agreement"). This agreement was dated as of December 1, 1997, and received regulatory approval on January 12, 1998. The determination of the consideration for the purchase of the common stock of AmeriCare was based on arms length negotiations between the Registrant and AmeriCare's shareholders. Pursuant to the Purchase Agreement, AmeriCare's shareholders delivered to the Registrant 101,011 shares of its $.01 par value common stock in exchange for $9 million in cash and 722,892 shares of the Registrant's $.01 par value common stock ("Common Stock"). The number of shares of Common Stock delivered to AmeriCare's shareholders was determined by dividing (i) $6 million, which represents the sale price specified in the Purchase Agreement, by (ii) $8.30, which was the average closing sales price per share of Common Stock, as reported on the NASDAQ Composite Tape, for the 30 business days ending December 23, 1997. The cash portion of the purchase price was funded through borrowings under the Registrant's revolving credit agreement with PNC Bank, National Association, as agent, and through cash generated by Registrant operations prior to acquisition. The 722,892 shares of Common Stock issued to the former owners of AmeriCare and its subsidiary represent 2.7% of the Common Stock issued and outstanding as of December 31, 1997.

The former owners of AmeriCare and its subsidiary are eligible to receive additional Common Stock, contingent upon achieving certain financial and operating criteria (earnout) established in the Purchase Agreement. The earnouts are to be achieved over a three year period beginning January 1, 1998. The earnout target for each year is $5,000,000. The earnout is designed so that it can be exceeded or reduced proportionately to the target amount. The number of shares to be issued will be determined by dividing the earnout amount by the average closing price of Common Stock over a period of thirty business days prior to the date the earnout is determined.

No material relationship exists between AmeriCare, its affiliates, officers, directors or shareholders, and the Registrant, its affiliates, officers or directors, or their associates. Prior to the acquisition, AmeriCare used its assets (including plant, equipment or other physical property) to provide Professional Employer Organization services. The Registrant intends that AmeriCare, as a wholly owned subsidiary of the Registrant, will continue to use such assets for the same purpose.

The acquisition description contained herein is qualified in its entirety by reference to the Purchase Agreement, dated as of December 1, 1997, by and among the Registrant, AmeriCare Employers Group, Inc. and Paralign Staffing Technologies, Inc.; and the Press Release, dated January 5, 1998, which are attached hereto as Exhibits I and II, respectively, and incorporated herein by reference.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)         Financial Statements.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after February 2, 1998.

(b)         Pro Forma Financial Information.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after February 2, 1998.

(c)         Exhibits.

The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           NOVACARE EMPLOYEE SERVICES, INC.

           By:   /s/ Thomas D. Schubert
                 -----------------------------
                 Thomas D. Schubert
                 Senior Vice President, Chief Financial Officer and Principal Accounting Officer

                 Date: February 2, 1998